Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Form S-8 (No.333-220776) pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company and

(2)	Registration Statement Form S-1 (No.333-220775) and related prospectus of The Simply Good Foods Company;

of our report dated November 9, 2017 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of The Simply Good Foods Company for the year ended August 26, 2017.

/s/ Ernst & Young LLP
Denver, Colorado
November 9, 2017